EXHIBIT 16.1



                     <HJ & ASSOCIATES, L.L.C. LETTERHEAD>


July 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

Re: Fountain Colony Ventures, Inc.

We have read Item 4 of Fountain Colony Ventures, Inc.'s Form 8-K dated July 10, 2000 and are in agreement with the statements contained therein so far as those statements pertain to the accounting firm of HJ & Associates, LLC (formerly Jones, Jensen & Company, LLC).

Yours very truly,

/s/ HJ & Associates

HJ & Associates, LLC
(Formerly Jones, Jensen & Company, LLC)


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